Exhibit 10.2

Execution Version

First Amendment

To

Loan And Security Agreement

THIS First AMENDMENT to LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of November 29, 2016, by and between ACCELERIZE INC., a Delaware corporation (“Borrower”) and SAAS CAPITAL FUNDING, LLC, a Delaware limited liability company (“Lender”).

Recitals

A.     Lender and Borrower have entered into that certain Loan and Security Agreement dated as of May 5, 2016 (as may be amended, modified, supplemented or restated from time to time prior to the date hereof, the “Loan Agreement”).

B.     Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.     Borrower has requested that Lender agree to amend certain provisions of the Loan Agreement.

D.     Lender has agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to such terms in the Loan Agreement.

2.     Amendments to Loan Agreement.

2.1     Section 2.1.1(a) of the Loan Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following sentences:

The proceeds of any Advance shall be used solely for working capital purposes and to refinance or pay off Indebtedness of the Borrower existing immediately prior to the Initial Advance. Notwithstanding the foregoing, subject to Section 7.16 of this Agreement, Borrower may use the proceeds from one or more Advances in connection with the settlement of the Pending Litigation in an aggregate principal amount not to exceed Two Million Two Hundred Thousand Dollars ($2,200,000).

2.2     Section 6 of the Loan Agreement shall be amended by deleting Section 6.9 in its entirety and replacing it with the following Section 6.9:

6.9     Amendment Fee. Borrower agrees to pay to Lender no later than the fifteenth (15th) day of each month, commencing December 15, 2016, and continuing on the fifteenth (15th) day of each month thereafter through November 15, 2017, an amendment fee in the amount of $10,000 per month. Such fee shall be duly earned when required to be paid, shall be nonrefundable when paid and shall constitute part of the Obligations.

2.3     Section 7.6 of the Loan Agreement shall be amended by deleting clause (iii) thereof and replacing it with the following clause (iii):

(iii) make any payments, as a result of settlement or otherwise, in connection with the Pending Litigation; provided that, so long as no Event of Default has occurred and is continuing or would result therefrom, and subject to Section 7.16 of this Agreement, Borrower may make such payments up to an aggregate amount not to exceed $2,700,000 (the “Settlement Amount”).

2.4     Section 7 of the Loan Agreement shall be amended to add a new Section 7.16 as follows:

7.16 Settlement of Pending Litigation. (a) Use the proceeds of any Advance to pay any portion of the Settlement Amount; provided, that, Borrower may use the proceeds of one or more Advances up to an aggregate principal amount not to exceed $2,200,000 as follows: in each case, so long as no Event of Default has occurred and is continuing or would result therefrom (i) up to $500,000 of such proceeds may be used as an initial payment of the Settlement Amount upon consummation of the settlement of the Pending Litigation and (ii) commencing July 1, 2017, up to $1,700,000 of such proceeds may be used to pay the 48 equal monthly installments due with respect to the Settlement Amount; provided, that Borrower may not use such proceeds in any month, to pay more than the equal monthly installment that is due in such month;

(b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Settlement Agreement or any other document or other agreement entered into by Borrower in connection therewith, without the prior written consent of Lender.

2.5     Section 8.4 of the Loan Agreement shall be amended by deleting clause (iv) thereof and replacing it with the following clause (iv):

(iv) a judgment or other claim in connection with the Pending Litigation, in excess of Two Million Seven Hundred Thousand Dollars ($2,700,000) becomes a Lien, other than a Permitted Lien, on all or any portion of Borrower’s assets, which is not paid within thirty (30) days;

2.6     Schedule 1 to the Loan Agreement shall be amended by deleting subsection (i) of the definition of “Permitted Liens” contained therein and replacing it with the following subsection (i):

(i) Liens granted to secure Subordinated Debt and the Settlement Amount;

2.7     Schedule 1 to the Loan Agreement shall be amended by deleting the definition of “Subordination Agreement” contained therein and replacing it with the following definition:

“Subordination Agreement” means, a subordination agreement, in form and substance satisfactory to Lender, with regard to any Subordinated Debt permitted hereunder.

2.8     Schedule 1 to the Loan Agreement shall be amended by adding the following definitions for “Settlement Agreement” and “Settlement Amount” in their appropriate alphabetical places:

“Settlement Agreement” means that certain Confidential Settlement Agreement and Release, dated on or about November 29, 2016, entered into by Borrower to settle the Pending Litigation.

“Settlement Amount” is defined in Section 7.6 of this Agreement.

3.     Limitations.

3.1     The amendments set forth above are effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document. Notwithstanding the foregoing, Lender acknowledges that the execution and delivery by Borrower of the Settlement Agreement and the performance of its obligations thereunder do not constitute a Material Adverse Change nor result in an Event of Default, in each case, as of the date hereof.

3.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.     Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

4.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents, are true, accurate and complete as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and the Loan Agreement, as amended by this Amendment;

4.3     The organizational documents of Borrower delivered to Lender on or about May 5, 2016, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

4.7     This Amendment has been duly executed and delivered by Borrower and each of this Amendment and the Loan Agreement as amended by this Amendment, is the binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

4.8     Borrower has not assigned the Loan Agreement or any of its rights or obligations (including, without limitation, the Obligations) thereunder.

5.     Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes.

6.     Expenses. Without limitation of the terms of the Loan Documents, and as a condition to the effectiveness of this Amendment, Borrower shall reimburse Lender for all its costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with this Amendment or that are otherwise outstanding. Lender, at its discretion, is authorized (x) to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts or (y) to directly invoice Borrower for such fees, costs and expenses.

7.     No Third Party Beneficiaries. This Amendment does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

8.     Loan Documents; Indemnity. For purposes of clarity and not by way of limitation, Borrower and Lender acknowledge and agree that this Amendment is one of the Loan Documents and that the indemnification provided pursuant to Section 12.2 of the Loan Agreement applies hereto.

9.     Effectiveness. This Amendment shall be deemed effective and is conditioned upon (a) the due execution and delivery of this Amendment by each party hereto, (b) the execution and delivery by Borrower of the Warrant, in the form attached hereto as Exhibit A, evidencing the right of Lender to purchase up to 200,000 shares of Borrower’s common stock at a price of $0.36 per share, (c) the due execution and delivery of the Subordination Agreement, dated as of the date hereof, among Jeff McCollum, Lender and Agility Capital II, LLC, (d) the delivery of true, accurate and complete copies of the Settlement Agreement and each other document and agreement entered into in connection therewith, duly executed by the parties thereto, (e) the delivery of a true, accurate and complete copy of the First Amendment to Loan Agreement, dated as of the date hereof, between Borrower and Agility Capital II, LLC, in form and substance reasonably satisfactory to Lender, duly executed by the parties thereto, and (f) the payment by Borrower of the fees and expenses set forth in Section 6 above.

[Signatures on next page]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER	BORROWER

SAAS CAPITAL FUNDING, LLC	ACCELERIZE INC.

By: /s/ Todd Gardner	By: /s/ Anthony Mazzarella
Name: Todd Gardner	Name: Anthony Mazzarella
Title: President	Title: Chief Financial Officer

[Signature page to First Amendment to Loan and Security Agreement]